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                                                            Exhibit 10.4


                         2003 LONG-TERM INCENTIVE PLAN OF
                        THE BANK OF NEW YORK COMPANY, INC.
                 PERFORMANCE SHARE UNIT AGREEMENT - CYCLES 3a and 3b


              Total # of                  Grant             Grant
            Share Units Granted           Date              Price
            -------------------           ----              -----






     Pursuant to the 2003 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan") the terms of which are incorporated in this Agreement, you have been granted performance share units specified above with each such unit denominated as a single share of Common Stock (the "Performance Share Units") upon the following terms and conditions and the terms and conditions of the Plan. The Performance Share Units are a portion of your compensation during the service period, which for each cycle shall be the Performance Cycle Measurement Period. A copy of the Plan is attached hereto. Unless otherwise specified herein, capitalized terms shall be as defined in the Plan.

     The period during which performance will be measured to determine the number of Performance Share Units which may be earned is indicated below.


                                                               # of
Performance                    Performance Cycle           Share Units
   Cycle                       Measurement Period             Granted
   -----                       ------------------             -------









     1. Status of Performance Share Units. An account for the Performance Share Units has been or will be established in your name on the books and records of the Company during the respective Performance Cycle Measurement Period and through the Delivery Date (as hereinafter defined). Each Performance Share Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock on the Delivery Date or as otherwise provided herein. Until the Delivery Date, you have only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.

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     2.     Performance Goals.  The performance goals to be achieved within each of the Performance Cycles are set forth in the attached Exhibit A. For each cycle, between 0% and 200% of the Performance Share Units granted under this Agreement will be earned as of the conclusion of the applicable Performance Cycle Measurement Period according to the schedule set forth in Exhibit A.

     3. No Dividend Rights. You will receive no dividends or dividend equivalents with respect to any Performance Share Units. In the event you receive any additional share units as a result of a stock split, stock dividend or distribution with respect to the Performance Share Units, such additional performance share units will be made subject to the same restrictions set forth in this Agreement as if they were part of the original grant of Performance Share Units.

     4. Non-transferable. You may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Performance Share Units during the Forfeiture Periods.

     5. Determination of Earned Performance Share Units. During the calendar quarter next succeeding the applicable Performance Cycle Measurement Period, the Committee shall determine the number of Performance Share Units you have earned for the Performance Cycle.

     6. Payment of Common Stock for Performance Share Units. Within 30 days after the determination of the number of Performance Share Units you have earned for a Performance Cycle or upon the occurrence of a Change of Control (within the meaning of both the Plan and Section 409A of the Internal Revenue Code, as amended (the "Code")), the Company shall cause to be issued to you one share of Common Stock for each Performance Share Unit you have earned. In the case of your death, the shares will be issued to the beneficiary you have designated in writing or, in the absence of such designation, to your estate.

     7. Forfeiture for Violation of Rules and Regulations. In the event you fail to comply with any rules or regulations the Company establishes with respect to its businesses (including the Company's Code of Conduct Policy and Procedures), the Committee may cancel or revoke all or any portion of the Performance Share Units on or prior to the Delivery Date to which they relate.

     8. Termination of Employment. In the event of your Retirement on or after your 55th birthday, your disability or your death, the Performance Cycle Measurement Period will continue for its full term and you or your beneficiary will be deemed to earn a prorated amount of Performance Share Units based on the number of full months of the Performance Cycle Measurement Period which have elapsed prior to such Retirement, disability or death. In the event of your termination of employment for any other reason prior to the last day of the applicable Performance Cycle Measurement Period, all Performance Shares and Performance Share Units will be forfeited. In the event of your death, in the absence of a beneficiary designation, delivery will be made to your estate. For purposes of this Agreement only, the term "Retirement" means your voluntary separation from service as an employee in accordance with the policies of BNY Co. and affiliates on or after age 55 and completion of at least one year of service with such companies. A payment under the Plan due to your "Retirement" does not entitle you to a benefit under any other plan or arrangement in which you may participate. For purposes of any other benefit plan or arrangement, the terms of that plan or arrangement will govern.

     9. Withholding of Taxes. In the event that the Company is required to withhold taxes on any income as a result of a distribution to you in respect of all or any portion of your Performance Share Units, you agree to pay to the Company the amount of any withholding taxes due or, in lieu thereof, the Company will have the right to deduct from any payment of any kind (either in cash or in stock, pursuant to procedures specified by the Company from time to time) due you from the Company, the amount required to be withheld (whether or not such payment is made pursuant to this Agreement).

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    10.     Section 409A Payment Delay.  Notwithstanding any provision to the contrary herein, to the extent any payment to be made to you in connection with the termination of your employment with the Company would be subject to the additional tax of Section 409A of the Code, such payment will be delayed until six months after your termination (or earlier death or disability (within the meaning of Section 409A)).

    11. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of New York, without regard to any choice of law provisions thereof, and (c) may not be amended except in writing. This grant shall in no way affect your participation or benefits under any other plan or benefit program maintained or provided by the Company. The Committee may, in its discretion, reduce or eliminate the number of shares distributed with respect to an Award of Performance Share Units, notwithstanding the achievement of specified performance conditions. In the event of a conflict between this Agreement and the Plan, the Plan shall govern, provided, however, that in all events the Plan and this Agreement shall be interpreted and administered in accordance with the provisions of Section 409A, to the extent applicable to the Plan and your Performance Share Unit Grant. Nothing in this Agreement shall be construed as giving you any right to continued employment by the Company or affect any right the Company may have to terminate or alter the terms and conditions of your employment or to be included in any future plans of similar nature.

     Please indicate your acceptance hereof by signing and returning the enclosed copy of this Agreement.

                                    Sincerely,

                                    THE BANK OF NEW YORK COMPANY, INC.


                                    By_______________________________________
                                    Title:  Vice Chairman and General Counsel


Accepted and Agreed to:

_______________________
     Participant